UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2021

QSAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55148	20-1602779
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

9442 Capital of Texas Hwy N, Plaza 1, Suite 500 Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 343-4558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02	Unregistered Sale of Equity Securities

On January 27, 2021, QSAM Biosciences, Inc. (the “Company”) closed a Series B Convertible Preferred Stock private placement (the “Series B Offering”) and issued a total of 2,500 shares at a price of $1,000 per share, raising an aggregate amount of $2.5 million. The offering was led by Checkmate Capital Group, LLC, a California based investment firm focused on biotechnology and other technology investments. A form of the Securities Purchase Agreement utilized in connection with the Series B Offering is attached as Exhibit 10.1 to this current report on Form 8-K.

Proceeds from the Series B offering are expected to be used to fund the Company’s upcoming clinical trials for its flagship drug candidate Samarium-153-DOTMP (aka CycloSam®), as well as for general working capital and overhead.

The shares of Series B Preferred Stock are convertible into an aggregate of approximately 16.6 million shares of common stock of the Company (“Common Stock”) and will have voting rights alongside Common Stock holders on an as-converted basis. The terms of the Series B Convertible Preferred Stock are fully described in the Company’s Certificate of Designation filed in an 8-K dated December 31, 2020, and incorporated by reference herein.

Investors in the offering also received six-month, non-registered warrants to purchase an aggregate of up to 5.8 million shares of Common Stock at $0.35 per share. For its early investment and efforts to support the funding, Checkmate Capital received a 12 month warrant convertible into 475,000 shares of Common Stock at $0.45 per share. A form of the Warrant agreement utilized in connection with the Series B Offering is attached as Exhibit 10.2 to this current report on Form 8-K

The shares of Series B Convertible Preferred Stock and the Warrants issued under this private placement were not registered under the Securities Act, 1933, as amended, but were issued in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act and/or Regulation D thereunder.

Item 8.01	Other Items

On January 27, 2021, the Company moved its official headquarters from Palm Beach, Florida to Austin, Texas.

On January 28, 2021, the Company issued a press release announcing the closing of private placement and change in its headquarters, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation for the Series B Convertible Preferred Stock is incorporated by reference to Exhibit 3.1 of our Form 8-K dated December 31, 2020
10.1	Form of Securities Purchase Agreement for Series B Convertible Preferred Stock
10.2	Form of Warrant for the Purchase of Shares of Common Stock
99.1	Press release issued on January 28, 2021

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSAM Biosciences, Inc.

By:	/s/ Christopher Nelson
Christopher Nelson
General Counsel

Date: January 28, 2021

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Exhibit Index

Exhibit Number	Description
3.1	Certificate of Designation for the Series B Convertible Preferred Stock is incorporated by reference to Exhibit 3.1 of our Form 8-K dated December 31, 2020
10.1	Form of Securities Purchase Agreement for Series B Preferred Stock
10.2	Form of Warrant for the Purchase of Shares of Common Stock
99.1	Press release issued on January 28, 2021

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